                                                                    EXHIBIT 99.1

                        For further information contact:

                        John Schoen                     Jack Seller
                        COO/CFO                         Director, Marketing & PR
                        PCTEL, Inc.                     PCTEL, Inc.
                        (773) 243-3000                  (773) 243-3016
                        john_schoen@pctel.com           jack_seller@pctel.com
                        --------------------------------------------------------
                        --------------------------------------------------------

                     PCTEL ANNOUNCES FIRST QUARTER RESULTS:
                        REVENUE UP 27 PERCENT OVER 1Q2002

         STRONG LICENSING AND DTI REVENUE OFFSETS DECLINING MODEM PRICES


CHICAGO, IL -APRIL 29, 2003 - PCTEL, Inc. (NASDAQ: PCTI), a leading provider of Internet access products, 802.11 mobility software, and software-defined radio products, today announced financial results for the first quarter of 2003. Total revenue was $13.1 million compared to $10.3 million reported in the first quarter of 2002. Net loss for the first quarter was $(0.9) million or $(0.05) per diluted share. Included in the net loss was a charge of $1.1 million, or $0.06 per diluted share, for acquired research and development related to the Dynamic Telecommunications Inc. (DTI) acquisition.

The company's gross margin was favorably impacted by the utilization of $1.3 million of inventory that was previously reserved as excess in the third quarter of 2001, $1.9 million in licensing revenue, and product revenue generated by DTI after the March 12, 2003 acquisition date.

Cash and short-term investments ended the quarter at $101.1 million compared to $111.7 at the end of the fourth quarter 2002. During the first quarter the company used $3.4 million of cash to purchase 485,400 shares of the company's stock pursuant to a one million-share stock buyback program announced in August 2002 and a new program announced in February 2003. The company plans to continue its share buyback. To date, the company has repurchased 1,261,200 of the 2,000,000 shares authorized by the Board of Directors. In addition to the share buyback, the company utilized $10.8 million to acquire Dynamic Telecommunications Inc.

Operating expenses without the acquisition related charges were higher than the first quarter last year. The increase is attributed primarily to the company's investment in 802.11 products and the normal operating expenses of DTI after the March 12, 2003 acquisition date. Operating expenses in the quarter include $1.9 million invested in the Segue(TM) Wi-Fi product development and distribution, which were zero in the first quarter last year.

"We are generally pleased with our revenue growth and expense containment," said Marty Singer, PCTEL's Chairman and CEO. "We are particularly pleased with the early results from DTI. The decline in gross margins in our soft modem business, however, reflects the increased competition of a commodity market and suggests that we must continue to expand our revenue base and execute our wireless transition plan. As we have stated throughout the past 18 months, we will invest in wireless access opportunities and work hard to realize the full commercial value of our intellectual property," added Singer.


CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:00 PM CDT (5:00 PM EDT) with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (973) 317-5317 (international).

To listen via the Internet, please visit, www.pctel.com, or
                                          -------------
http://www.shareholder.com/pctel/MediaList.cfm
----------------------------------------------

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (800) 428-6051 (U.S. / Canada) or
        -------------
(973) 709-2089 (international) access code: 289373.

ABOUT PCTEL
PCTEL, founded in March 1994, is a leading provider of innovative and cost-effective Internet access solutions, 802.11 mobility software and software-defined radio products. PCTEL's products include analog soft modems, DSP-based modems, WLAN software products (Segue(TM) Product Line) that simplify installation, roaming, Internet access and billing. Through its subsidiary, DTI, the company designs, develops and distributes OEM receivers and receiver-based products that measure and monitor cellular networks. The company maintains a portfolio of more than 80 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold to PC manufacturers, PC board and card manufacturers, wireless carriers, wireless ISPs, software distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.
    --------------------

PCTEL SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's future business prospects, including its ability to achieve continued revenue growth; its ability to contain operating expenses; its intention to repurchase additional shares of its common stock; its expectations regarding the future growth of its wireless business and its ability to improve its return on investment from its intellectual property assets, are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the demand for personal computers and other markets addressed by PCTEL's and its customers' products; the cyclical nature of the semiconductor and PC industries; demand for and market acceptance of new alternative Internet access devices; PCTEL's success at developing and growing its wireless business; PCTEL's ability to develop and implement new technologies and to obtain protection for the related intellectual property; competitive risks, including, but not limited to, competitive pricing pressures and PCTEL's ability to correctly forecast the requirements of customers and end users. Operating and financial results can also be affected by market conditions resulting in revenues deviating from projections, increased operating expenses, additions to reserve positions, lower gross margins and higher working capital ratios. These risks and uncertainties and others that relate to PCTEL's business, financial condition and future operating results, including, but not limited to, those detailed from time to time in PCTEL's Securities and Exchange Commission filings, can affect actual results. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #

                                   PCTEL, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                         Three Months Ended
                                                                              March 31,
                                                              ------------------------------------------
                                                                            2003                   2002
                                                              -------------------       ----------------

REVENUES                                                        $         13,082         $       10,342
COST OF REVENUES                                                           7,907                  5,226
INVENTORY LOSSES (RECOVERY)                                              (1,348)                      0
                                                              -------------------       ----------------
GROSS PROFIT                                                               6,523                  5,116
                                                              -------------------       ----------------
OPERATING EXPENSES:
      Research and development                                             2,118                  2,396
      Sales and marketing                                                  2,261                  1,638
      General and administrative                                           1,852                  1,466
      Amortization of other intangible assets                                 99                      0
      Acquired in-process research and development                         1,100                      0
      Restructuring charges                                                  155                      0
      Amortization of deferred compensation                                  299                    175
                                                              -------------------       ----------------
           Total operating expenses                                        7,884                  5,675
                                                              -------------------       ----------------
LOSS FROM OPERATIONS                                                     (1,361)                  (559)
OTHER INCOME, NET:
      Other income, net                                                      495                  1,053
                                                              -------------------       ----------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                            (866)                    494
PROVISION FOR INCOME TAXES                                                    64                     32
                                                              -------------------       ----------------
NET INCOME (LOSS)                                               $          (930)         $          462
                                                              ===================       ================

Basic earnings (loss) per share                                 $         (0.05)         $         0.02
Shares used in computing basic earnings per share                         19,238                 19,720

Diluted earnings (loss) per share                               $         (0.05)         $         0.02
Shares used in computing diluted earnings per share                       19,921                 19,997

                                   PCTEL, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                          March 31,              December 31,
                                                             2003                    2002
                                                     -------------------     -------------------
                                           ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                     $           57,860      $           53,333
       Short-term investments                                    43,235                  58,405
       Accounts receivable, net                                   5,282                   5,379
       Inventories, net                                           2,536                   1,115
       Prepaid expenses and other assets                          4,400                   5,144
                                                     -------------------     -------------------
              Total current assets                              113,313                 123,376
PROPERTY AND EQUIPMENT, net                                       1,518                   1,532
GOODWILL AND OTHER INTANGIBLE ASSETS, net                         9,411                   1,620
OTHER ASSETS                                                      2,929                   2,898
                                                     -------------------     -------------------
TOTAL ASSETS                                         $          127,171      $          129,426
                                                     ===================     ===================

                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                              $            2,494      $            1,498
       Accrued royalties                                          3,530                   3,658
       Income taxes payable                                       6,169                   6,289
       Accrued liabilities                                        5,288                   5,313
                                                     -------------------     -------------------
              Total current liabilities                          17,481                  16,758
LONG-TERM LIABILITIES                                               388                     115
                                                     -------------------     -------------------
              Total liabilities                                  17,869                  16,873
                                                     -------------------     -------------------

STOCKHOLDERS' EQUITY:
       Common stock                                                  20                      20
       Additional paid-in capital                               149,773                 152,272
       Deferred compensation                                    (3,656)                 (3,958)
       Retained earnings (deficit)                             (37,009)                (36,079)
       Accumulated other comprehensive income                       174                     298
                                                     -------------------     -------------------
              Total stockholders' equity                        109,302                 112,553
                                                     -------------------     -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $          127,171      $          129,426
                                                     ===================     ===================